Exhibit 10.14

AMENDED AND RESTATED
PATENT ASSIGNMENT AND
LICENSE AGREEMENT

BY AND BETWEEN

SemiLEDs Corporation

AND

Xurui Guangdian Co., Ltd.

ON July 19, 2010

1

AMENDED AND RESTATED PATENT ASSIGNMENT AND
LICENSE AGREEMENT

This Patent Assignment and License Agreement (“Agreement”) is entered into on July 19, 2010 by and between:

SemiLEDs Corporation, an American corporation incorporated and existing under the laws of USA, with registered office at 999 Main Street, Suite 1010, Boise, ID83702, USA and duly represented by Trung Tri Doan (nationality: USA) (hereinafter referred to as “Assignor”); and

Xurui Guangdian Co., Ltd., a Chinese corporation incorporated and existing under the laws of PRC, with registered office at Room 201, Building B, Innovation Center, The South China Sea Software Scien-tech Garden, Shishan Town, Nanhai District, Foshan City, Guangdong Province (hereinafter referred to as “Assignee”).

WHEREAS:

1.     Assignor represents and warranties that all patents listed in Schedule 1 hereof are accurate and effective, and it has full rights, powers and authorities to enter into this Agreement and perform, assume and fulfill its obligations hereunder;

2.     Assignor is one of the investors to Assignee and subject to the Framework Agreement among the Investors of Xurui Guangdian Co., Ltd. (“Framework Agreement”) entered into by all investors of Assignee on December 25, 2009, Assignor agrees that it shall, as quickly as possible upon the completion of capital increase, assign to the Assignee the patents listed in Schedule 3 of Framework Agreement (i.e., Schedule 1 hereof) at the aggregated prices of six hundred thousands US dollars (USD $600,000);

3.     Subject to the stipulations of Framework Agreement, Assignee agrees that upon the assignment of patents listed in Schedule 3 of Framework Agreement, it shall grant a royalty-free and exclusive license to Assignor and its affiliates (including SS Optoelectronics Co., Ltd., Artemis Opto Electronic Technologies Pvt. Ltd., SILQ (Malaysia) Sdn Bhd and VIETLED Optoelectronics JSC and any other subsidiaries in which Assignor holds at least 49% of shares) for exploiting such patents globally, but the range of the aforesaid granted license does not include manufacturing LED epitaxial wafer and chip within PRC (herein PRC excludes Taiwan);

4.     Subject to the stipulations of Framework Agreement, Assignee agrees that upon the assignment of patents hereunder, it shall not make any claims for any proceeds brought about to Assignor for the exploitation of such patents by Assignor or any other third party licensed by Assignor prior to the assignment hereunder; and

5.     All the investors of Assignee signed Capital Increase Agreement on March 26,

2010 (“Capital Increase Agreement”);

AND THEN, in consideration of the mutual undertakings and covenant and any other good and valuable consideration which is acknowledged as sufficient by the Parties, the Parties hereto shall, under the principles of equality and mutual benefits, enter into the following agreement for mutual observances:

1       DEFINITION

The terms used in this Agreement shall be defined as follows:

1.1       “Patents” refers to the patents listed in Schedule 1 hereof under assignment and license;

1.2       “Affiliates of Assignor” refers to SS Optoelectronics Co., Ltd., Artemis Opto Electronic Technologies Pvt. Ltd., SILQ (Malaysia) Sdn Bhd and VIETLED Optoelectronics JSC and any other subsidiaries of Assignor in which Assignor holds at least 49% of the shares;

1.3       “Effective Date of Patent Assignment” refers to the date on which assignment of any patent listed in Schedule 1 hereof from Assignor to Assignee takes effect in accordance with the laws of the competent jurisdiction; and

1.4       “Effective Date of the Agreement”: This Agreement will come into effect automatically as of the date when the Assignee obtains the updated business license issued by the competent Administration for Industry and Commerce after the capital increase according to the Capital Increase Agreement has been fulfilled.

2       ASSIGNMENT OF PATENT

2.1       Assignor guarantees to have the Patents assigned to Assignee under the terms and conditions of this Agreement.

2.2       Assignee agrees to pay six hundred thousand US dollars (USD $600,000) in total to Assignor in one-off payment as patent ownership assignment fees within 120 days from the Effective Date of the Agreement.

2.3       Assignor shall, upon the payment of the patent ownership assignment fees by Assignee as stipulated in Article 2.2 hereof, provide assistances to Assignee for the application and registration of such assignment; and in such event, Assignor agrees to register such assignment at the competent Patent Office in accordance with the laws of country where the patent right is granted; all relevant official fees and attorney’s fees arising therefor shall be borne by Assignee.

2.4       From the Effective Date of Patent Assignment, Assignee shall not make any claims for any proceeds brought about to Assignor, Affiliates of Assignor or the original patent owner for the exploitation or license of such patent prior to the Effective Date of Patent Assignment.

2.5       Assignee agrees that from the Effective Date of Patent Assignment, it shall not assign the Patents thereof to any third party without the written consent of Assignor.

2.6       Taxes derived from this Agreement shall be separately borne by each Party in accordance with Chinese laws, including but not limited to, income tax and stamp tax. The income tax, stamp tax and other applicable taxes to be borne by Assignor in accordance with Chinese laws shall be, under a written mutual agreement, deducted from the assignment fee stipulated under Article 2.2 of this Agreement after Assignee has paid the taxes on behalf of Assignor and provided to the Assignor an official receipt of the tax payment thereof.

3       LICENSE OF PATENT

3.1       For each of the Patents, Assignee agrees that from the Effective Date of Patent Assignment, the related license shall be granted to Assignor and its affiliates automatically, i.e., Assignee shall grant a royalty-free, transferable and exclusive license to Assignor and its affiliates for exploitation of the patent globally in manufacturing, outsourced manufacturing, selling, offering for sale, importing LED Chips, Packages and in any other fields, the range of the aforesaid granted license does not include manufacturing LED epitaxial wafer and chip within PRC (excluding Taiwan).

3.2       No any further separate agreement is required to be entered into by and between Assignor or its affiliates (as one party) and Assignee (as the other party) for the license mentioned in Article 3.1 hereof. However, if it is necessary for the performance of Article 3.1 or at the request of Assignor or its affiliates, Assignee shall actively cooperate with Assignor or its affiliates to sign the such further separate agreement and any other related documents.

3.3       For each of the Patents, Assignee shall keep the validity of each patent hereunder from the Effective Date of Patent Assignment and take all reasonable efforts to defense any challenges made by any third party on the validity of the Patents. All costs and expenses arising therefore shall be borne by Assignee.

3.4       The duration for the license under this Article shall commence from the Effective Date of Patent Assignment and shall be terminated on the last expiration date or enforcement date of patents listed in Schedule 1 hereof, as the case may be.

4       CONFIDENTIALITY

During the term hereof and at any time thereafter, each Party shall be responsible to keep the secret of any confidential and proprietary information of the other Party and/or its affiliates acquired by it during the process of cooperation between the Parties (“Confidential Information”). The period of confidentiality of this Agreement is twenty (20) years. Thereafter, if the Confidential Information remains confidential 20 years later, either party shall still undertake the confidentiality obligations.

5       REGISTRATION

Assignee agrees to make the corresponding technology import and export contract registration at the competent authorities of Ministry of Commerce, the People’s Republic of China in accordance with the stipulations of Regulations on Technology Import and Export Administration of the People’s Republic of China, and all official charges and attorney’s fees arising therefor shall be borne by Assignee.

6       RIGHT TO SUE FOR SPECIFIC PERFORMANCE OR DAMAGES

Hereby each of the Parties represents and warrants that it has full rights, powers and authorities to enter into, perform, assume and fulfill this Agreement and any or all obligations hereunder, and this Agreement, upon duly signed, shall constitute the effective and binding obligations to each Party and may be enforced against each of the Parties. Each Party reserves the right to sue for specific performance of the rights and obligations under this Agreement, or for the payment of damages, without terminating the Agreement.

7       INDEMNIFICATION

Assignee agrees to assume responsibility and to be liable for any damages arising out of or in connection with the defective or unqualified products manufactured by Assignee.

8       INFRINGEMENT

If Assignee is accused by a third party of infringement of intellectual property rights owned by such third party for the Assignee’s exploitation of the technologies provided by Assignor in accordance with the provisions stipulated under this Agreement, Assignee shall immediately provide notice to Assignor and Assignor shall bear the liabilities for the infringement.

9       LIMITATION OF LIABILITY BY ASSIGNOR

9.1       EXCEPT AS OTHERWISE EXPRESSLY STIPULATED HEREIN, ASSIGNOR MAKES NO REPRESENTATION, WARRANTY OR UNDERTAKING, EXPLICITLY, IMPLICITLY, LEGALLY OR OTHERWISE ON THE PATENTS ASSIGNED HEREUNDER INCLUDING BUT NOT LIMITED TO THE REPRESENTATION, WARRANTY OR UNDERTAKING ON THE MARKETABILITY, NON-INFRINGEMENT OR FITNESS FOR ANY PARTICULAR PURPOSES OF ASSIGNEE. ASSIGNOR SHALL NOT BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES OR LOSSES, OR ANY NEGLIGENT OR INTENTIONAL INFRINGEMENT DUE TO PERFORMANCE OF THE AGREEMENT BY ASSIGNEE,  INCLUDING BUT NOT LIMITED TO THE LOSSES OF PROFITS, GAINS, INTERESTS OR IDLE EQUIPMENT ARISING OUT OF ANY BREACH OF THE AGREEMENT HEREUNDER.

9.2       IN ADDITION TO THE STIPULATIONS OF ARTICLE 9.1, NEITHER PARTY MAKES ANY EXPLICIT OR IMPLICIT WARRANTY ON OR TAKES ANY LIABILITY OR OBLIGATIONS TO ANY CLAIMS MADE BY ANY THIRD PARTY ARISING OUT OF OR IN CONNECTION WITH THE INFRINGEMENT ON, MISUSE OF, UNAUTHORIZED USE OR DISCLOSURE OF A PATENT, PATENT APPLICATION, LICENSE, INVENTION, INVENTION DISCLOSURE, TRADE SECRET, KNOW

HOW, PROCESS OR ANY OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

9.3       EXCEPT AS OTHERWISE STIPULATED IN ARTICLE 9 HEREOF, THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT NO ANY OTHER REPRESENTATION OR WARRANTY, EXPLICITLY OR IMPLICITLY, IS MADE BY EITHER PARTY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTY FOR THE MARKETABILITY OR FITNESS FOR ANY PARTICULAR PURPOSES.

10     NOTIFICATION

For the purpose of this Agreement and for notice and communication, the addresses of the Parties are indicated in the first page hereof. Any changes of the addresses shall remain non-binding to a Party until the Party receives a notice in writing from the other Party.

For the purpose of this Agreement, any notice, request, demand, and other necessary communication hereunder shall be in writing and in Chinese and shall be regarded as having been served effectively (a) on the date of receipt if delivered by hand; (b) on the date of delivery if delivered through fax machine with confirmation; or (c) on the 4th business day upon delivering such notice to the courier or the date confirmed by such courier in writing for the receipt of such notice (whichever is earlier) if delivered through Federal Express, DHL or other international express delivery services. All such notice, request, demand, and other necessary communication hereunder shall be delivered to:

If Assignor:

SemiLEDs Corporation

999 Main Street, Suite 1010

Boise, ID 83702, USA

Attention: Trung Tri Doan

With copy to:

SemiLEDs Optoelectronics Co., Ltd.

3F, No.11 Ke Jung Rd., Chu-Nan Site,

Hsinchu Science Park, Chu-Nan 350,

Miao-Li County, Taiwan

Attention: Lydia Chin, General Counsel

If Assignee:

Xurui Guangdian Co., Ltd.

Room 201, Building B

Innovation Center

The South China Sea software Scien-tech Garden

Shishan Town

Nanhai District

Foshan City, Guangdong Province

The People’s Republic of China

Attention: Trung Tri Doan

or shall be delivered to any other address or fax number notified in a document from one Party to the other parties in writing according to this Article.

11     TERM AND TERMINATION

11.1    The term of this Agreement is ten (10) years from the Effective Date. Upon expiration, the Parties agree to enter into a new agreement in accordance with relevant articles stipulated under this Agreement to extend the effectiveness of this Agreement until this Agreement is terminated by relevant laws or relevant provisions stipulated under this Agreement.

11.2    Assignor may terminate this Agreement if Assignee fails or refuses to fulfill the payment obligations stipulated in Article 2.2 hereunder and fails to rectify the same within thirty (30) days upon the receipt of written notice issued by Assignor therefor; in such event, Assignor will notify Assignee in writing. This Agreement shall be terminated automatically upon Assignee’s receipt of the written termination notice.

11.3     Assignee shall not exploit any patent hereunder upon the termination of this Agreement in accordance with Article 11.2 if such patent is still valid.

12     FORCE MAJEURE

Neither Party shall be liable for any failure or delay of performance hereunder (excluding the failure or delay for settlement of the payment due) if the same, totally or partially, arise out of or in connection with the nature disaster, action of civil or military authorities, fire, flood, infectious disease, quarantine restriction, war, riot, strike or any other causes beyond the reasonable control of such Party.

13     IMMUNITY

Any delay, deferment or postponement for exercising any provisions hereunder by either Party shall not jeopardize or affect any rights or remedies enjoyed by such Party. The immunity for any default or breach shall not constitute waiver for any further default or breach.

14     APPLICABLE LAWS AND DISPUTE RESOLUTION

14.1     This Agreement shall be governed by the laws of PRC, provided, however, as to any particular patent listed in Schedule 1 hereof, the laws of the country where the rights and the title to such patent are granted shall be applicable.

14.2     Any dispute, controversy or claim arising out of or in connection with this Agreement but not involving any particular patent under this Agreement, shall be settled, based on the principle of trust and honesty, by the duly authorized representatives of the Parties hereto through amiable negotiation. If the Parties fail to resolve such dispute, controversy or claim within 180 days from the date on which the first written communication is made by the representatives of the Parties for such dispute settlement or within any other term agreed by the Parties, such dispute, controversy or claim shall be finally resolved by three arbitrators (“Arbitrators”) designated in accordance with the existing arbitration rules of Chinese International Economic and Trade Arbitration Commission. Such arbitration shall be in Chinese and shall be conducted by South China Sub-commission of the China International Economic and Trade Arbitration Commission. The location for such arbitration, if the Parties fail to reach a consent on such location, shall be the one determined by Arbitrators in accordance with the said arbitration rules. The arbitration award rendered by such arbitration shall be final and binding to the Parties hereto and may be enforced by any court with competent jurisdiction.

Arbitrators shall consent in writing that any or all information provided by either Party for arbitration shall be kept confidential. The laws of PRC shall be applied by Arbitrators for the interpretation of this Agreement if any dispute, claim or controversy between the Parties hereto arising out of or in connection with the general issues of this Agreement but not involving any particular patent under this Agreement.

Such Arbitrators are not authorized to (i) make award deciding the punitive, consequential or indirect damages or any other compensations un-proportionally with the losses actually suffered by the winning party; or (ii) increase the amounts of compensation for actual damage due to infringement at its sole discretion or under any circumstances make any decision, award or judgment inconsistent with the stipulations of this Agreement. Notwithstanding as stipulations mentioned above, the winning party may require Arbitrators to make award for the reasonable compensation of attorney’s fees incurred.

14.3     Either Party may require the competent court with jurisdiction with regard to any dispute, claim or controversy in connection with any particular patent under this Agreement to grant injunctive relief or any other interim relief for the avoidance of any irreparable damages. In order to comply with confidentiality provision by Article 4, any Party requiring such injunctive relief or any other interim relief from the competent court shall make application to such court for the issuance of order protecting the information provided by either Party, and for the hearing in private session concerning any or all proceedings related to the application of such injunctive relief or any other interim relief.

14.4     For any dispute, claim or controversy in connection with the Patents hereunder, the arbitration stipulations of this Article shall not be applied and such dispute, claim or controversy shall be settled by the competent court or administrative body with jurisdiction.

15     SUSPENSION

If any provisions or articles of this Agreement are held as invalid under any applicable laws, rules or regulations, such provisions or articles shall be regarded as having been omitted from this Agreement and the remaining provisions or articles of this Agreement shall keep its full force and effect. In such event, the Parties shall make all efforts to replace such invalid provisions or articles with valid ones under the applicable laws, rules or regulations.

16     EFFECT OF HEADING

Any heading to any article hereof is inserted only for the convenience and shall not, in any way, define, restrict, limit or describe the scopes or purposes of such article, and shall neither affect the interpretation of this Agreement for any purpose.

17     AMENDMENT OR ALTERATION

If there is any dispute or inconsistency between this Agreement and any prior discussion by the Parties hereto concerning the Patents listed in Schedule 1 hereof, the stipulations of this Agreement shall prevail. This Agreement may only be amended or altered in writing and signed by the Parties hereto.

18     THE CUMULATIVE RIGHTS AND RELIEVES

The rights and relieves provided herein shall be cumulative. The exercise of any right or relief by either Party shall not preclude or constitute the waiver of the exercise of any other rights or relieves available to such Party based on this Agreement or otherwise.

19     NO IMPLICIT WAIVER

Neither course of dealing between the Parties hereto nor any delay of excising any rights, powers or remedies available to either Party in accordance with this Agreement or the existing or further law, equity, statute or otherwise may constitute the waiver or jeopardize such rights, powers or remedies.

20     SEVERABILITY

If, under any circumstance, any provision of this Agreement or its applicability to either Party is held as invalid, illegal or unenforceable to any extent, the remaining of this Agreement shall not be affected therefore and may be enforced to the maximum extent as permitted by the applicable laws.

21     LAWS CONCERNING EXPORT CONTROL

Except as the necessary license or permission has been obtained, either Party hereto agree that it shall not, directly or indirectly, require the consent of United States government, Chinese government or any of their respective subordinate bodies for the export of any technology acquired from the other Party and originated from United States or Chinese or any products directly manufactured by the use of such technology to any country for which license or any other permission is necessary for such export. This Article shall survive the expiration or termination of this Agreement and shall be independent from any other obligations, limitation of obligations or exceptions mentioned herein.

22     THE THIRD PARTY AGREEMENT

Either Party or their respective subsidiaries shall not enter into any other third party agreement inconsistent with this Agreement.

23     NO THIRD PARTY BENEFICIARY

Any stipulation of this Agreement shall not, explicitly or implicitly, constitute or be regarded as having conferred or granted any right, compensation or other interest to any other individual or entity outside the Parties hereto by virtue of this Agreement or reference.

24     ENTIRE AGREEMENT

This Agreement constitutes all agreements made by the Parties for the subject matters hereof, and shall, commencing from the Effective Date, supersede all prior agreements or understandings, whether in writing or oral, entered into by the Parties concerning the subject matters hereof.

25     LIMITATION OF LIABILITIES

The liabilities of Assignor, under the warranty of no infringement of a third party’s intellectual property rights as stipulated in Article 8, including the burden of reasonable attorney’s fees, are up to a maximum amount of three hundred thousand US dollars (USD $300,000).

26     COUNTERPARTS

This Agreement shall be executed in four copies: each Party shall have one, and the other two copies may be used for recordation procedures at government departments; and each of the counterparts shall be regard as the original and shall have the equal legal effects as the original.

SemiLEDs Corporation		Xurui Guangdian Co., Ltd.
Seal:

Signature of Authorized Representative:		Signature of Authorized Representative:

Name of Authorized Representative:		Name of Authorized Representative:
Trung Tri Doan		Trung Tri Doan
Title:	Chairman of the Board	Title:	Chairman of the Board

Date: July 19, 2010		Date: July 19, 2010

Schedule 1

List of SemiLEDs Patents

Country	Title of Invention	Inventor	Patentee	Patent No.

China	LIGHT EMITTING DIODE DEVICE WITH ELECTRODE	Wen-Huang Liu	SemiLEDs Optoelectronics CO., Ltd.	ZL 200630189929.X

China	TWO PINS LIGHT EMITTING DIODE	Jui-Kang Yen and Yung-Wei Chen	SemiLEDs Optoelectronics CO., Ltd	ZL 200730146311.X

China	FOUR PINS LIGHT EMITTING DIODE	Jui-Kang Yen and Yung-Wei Chen	SemiLEDs Optoelectronics CO., Ltd	ZL 200730146310.5

China	PIN HOLE LIGHT EMITTING DIODE	Jui-Kang Yen and Yung-Wei Chen	SemiLEDs Optoelectronics CO., Ltd	ZL 200730146309.2

China	TWO PINS DEVICE	Jui-Kang Yen and Yung-Wei Chen	SemiLEDs Optoelectronics CO., Ltd	ZL 200730323426.1

USA	LIGHT EMITTING DIODE WITH CONDUCTING METAL SUBSTRATE	Trung Tri Doan	SEMILEDS CORPORATION	7,432,119

USA	SYSTEMS AND METHODS FOR PRODUCING LIGHT EMITTING DIODE ARRAY	Chuong Anh Tran and Trung Tri Doan	SEMILEDS CORPORATION	7,378,288

USA	LIGHT EMITTING DIODES (LEDS) WITH IMPROVED LIGHT	Chuong Anh Tran and Trung Tri	SEMILEDS CORPORATION	7,473,936

Country	Title of Invention	Inventor	Patentee	Patent No.

	EXTRACTION BY ROUGHENING	Doan

China	SYSTEMS AND METHODS FOR REMOVING OPERATING HEAT FROM A LIGHT EMITTING DIODE	Trung Tri Doan and Chuong Anh Tran	SEMILEDS CORPORATION	ZL200680002135.5

China	LED WITH LENS	Jui-Kang Yen	SemiLEDs Optoelectronics CO., Ltd	ZL 200630145099.0

China	LED DEVICE	Jui-Kang Yen	SemiLEDs Optoelectronics CO., Ltd	ZL 200630145098.6

China	OPTO-ELECTRONIC DEVICE	Jui-Kang Yen	SemiLEDs Optoelectronics CO., Ltd	ZL 200630145097.1

China	LIGHT EMITTING DIODE	Jui-Kang Yen	SemiLEDs Optoelectronics CO., Ltd	ZL 200630145096.7

AMENDMENT TO AMENDED AND RESTATED PATENT ASSIGNMENT AND LICENSE AGREEMENT

BY AND BETWEEN

SemiLEDS Corporation

AND

China SemiLEDs Co., Ltd.

September 20th, 2010

1

Executed Version

AMENDMENT TO AMENDED AND RESTATE PATENT ASSIGNMENT AND LICENSE AGREEMENT

This Amendment to Amended and Restated Patent Assignment and License Agreement (“Amendment”) is entered into on September 20th, 2010 by and between:

SemiLEDs Corporation, an American corporation incorporated and existing under the laws of USA, with registered office at 99 Main Street, Suite 1010,_Boise, ID83702, USA and duly represented by Trung Tri Doan (hereinafter referred to as “Assignor”); and

China SemiLEDs Co., Ltd., a Chinese corporation incorporated and existing under the laws of PRC with registered office at Room 201, Building B, Innovation Center, The South China Sea software Scien-tech Garden, Shishan County, South Sea District, Foshan City, Guangdong Province (hereinafter referred to as “Assignee”).

WHEREAS:

Assignor and Assignee had entered into Patent Assignment and License Agreement  dated May 7th, 2010; and Amended and Restated Patent Assignment and License Agreement dated July 19th, 2010. Now, both parties intend to amend the Amended and Restated Patent Assignment and License Agreement as follows:

Article 1 Effective Date of Patent Assignment

Both parties agree to delete Article 1.3 of the Amended and Restated Patent Assignment and License Agreement at its entirety and replace it with the following provision:

“1.3         Effective Date of Patent Assignment”

“Effective Date of Patent Assignment” refers to the date of assignment registration of the patents as listed in the Schedule I of the Agreement with the patent offices where the patents were issued after Assignor receives the patent transfer fees under Article 2.2.”

Article 2 Counterparts

This Amendment shall be executed in duplicate and each Party shall have one, and each of the counterparts shall be regard as the original and shall have the equal legal effects with such original.

1

SemiLEDs Corporation	China SemiLEDs Co., Ltd.
Seal:

Signature of Authorized Representative:	Signature of Authorized Representative:

Name of Authorized Representative:	Name of Authorized Representative:

Title:	Title:
Date:
Date:

2